Exhibit 5.1

February 13, 2025	96254.00012

Aardvark Therapeutics, Inc.

4370 La Jolla Village Drive, Suite 1050

San Diego, CA 92122

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Aardvark Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-8 to be filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”) to effect registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 3,292,580 shares (the “Shares”) of the Company’s common stock, $0.00001 par value per share (“Common Stock”), comprised of: (i) 927,580 shares of Common Stock issuable upon the vesting and exercise of outstanding options granted by the Company pursuant to the Company’s 2017 Equity Incentive Plan, as amended (the “2017 Plan”); (ii) 23,601 shares of Common Stock issuable upon the vesting and exercise of outstanding options granted by the Company pursuant to the Company’s 2025 Equity Incentive Plan (the “2025 Plan”); (iii) 2,126,399 shares of Common Stock reserved for awards available for future issuance under the 2025 Plan; and (iv) 215,000 shares of Common Stock issuable upon the exercise of purchase rights to be granted by the Company pursuant to the Company’s 2025 Employee Stock Purchase Plan (the “ESPP” and, together with the 2017 Plan and the 2025 Plan, the “Plans”).

As such counsel and for purposes of our opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company and corporate records furnished to us by the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including, without limitation:

(i)	the Registration Statement;

(ii)

the Third Amended and Restated Certificate of Incorporation of the Company, as amended from time to time, as certified as of February 12, 2025 by the Office of the Secretary of State of the State of Delaware;

(iii)	the form of Fourth Amended and Restated Certificate of Incorporation of the Company, to become effective immediately prior to the completion of the Company’s initial public offering;

(iv)	the Restated Bylaws of the Company as presently in effect, as certified by an officer of the Company on February 13, 2025;

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Aardvark Therapeutics, Inc.

February 13, 2025

(v)	the form of Amended and Restated Bylaws of the Company, to become effective immediately prior to the completion of the Company’s initial public offering;

(vi)	the Plans and the forms of award agreements related thereto that were attached as exhibits to the Registration Statement or otherwise incorporated by reference into the Registration Statement;

(vii)

a certificate, dated as of February 12, 2025, from the Office of the Secretary of State of the State of Delaware, as to the existence and good standing of the Company in the State of Delaware (the “Delaware Good Standing Certificate”);

(viii)

a certificate, dated as of February 12, 2025, from the Office of the Secretary of State of the State of California, as to the existence and good standing of the Company in the State of California (the “California Good Standing Certificate” and, together with the Delaware Good Standing Certificate, the “Good Standing Certificates”); and

(ix)

the resolutions adopted by the board of directors of the Company and by the stockholders of the Company regarding the Plans and other matters related thereto, as certified by an officer of the Company on February 13, 2025.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth in this opinion letter.

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to originals thereof, and that such originals are authentic and complete; (iv) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; (viii) that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificates; and (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. As to all questions of fact material to this opinion letter, and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company. Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel. We have also assumed that the individual issuances,

Aardvark Therapeutics, Inc.

February 13, 2025

grants, awards or grants of purchase rights under the Plans will be duly authorized by all necessary corporate action of the Company and duly issued, granted or awarded and exercised in accordance with the requirements of law, the Plans and the agreements, forms of instrument, awards and grants duly adopted thereunder.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that the Shares are duly authorized and, when issued and sold as described in the Registration Statement and in accordance with the Plans and the applicable award agreements or forms of instrument evidencing purchase rights thereunder (including the receipt by the Company of the full consideration therefor), will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, as in effect on the date of this opinion letter.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

This opinion letter is rendered solely in connection with the issuance and delivery of the Shares as described in the Registration Statement and in accordance with the terms of the Plans and the applicable award agreement or form of instrument evidencing purchase rights thereunder. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP